As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-133995

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NUMBER 2 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Scopus Video Networks Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

10 Ha'amal St., Park Afek,
Rosh Ha'ayin 48092, Israel
(972-3) 900-7777

(Address of principal executive offices)

2000 Employee Incentive Share Option Plan
Executive Option Plan
2001 Amended and Restated Share Option Plan
(Full title of the Plan(s))

Scopus Video Networks Inc.
100 Overlook Center Drive
Princeton, NJ 08540
(609) 987-8090

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Itay Frishman, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center
Tel Aviv 67021, Israel

DE-REGISTRATION OF UNSOLD SHARES AND WITHDRAWAL OF REGISTRATION STATEMENT

        This Post-Effective Amendment No. 2 to Scopus Video Networks Ltd. (the “Registrant”) Registration Statement on Form S-8, No. 333-133995, filed May 11, 2006 (the “Registration Statement”), is filed to withdraw from registration all securities of the Registrant covered by the Registration Statement identified on the cover page of this Amendment which remain unsold as of the date hereof.

        On December 22, 2008, the Registrant entered into an Agreement and Plan of Merger by and among the Registrant, Harmonic Inc., (“Harmonic”) and Sunrise Acquisition Ltd., wholly-owned subsidiary of Harmonic (“Subsidiary”), pursuant to which the entire equity interest of the Registrant will be acquired by Harmonic through the merger of the Subsidiary with and into the Registrant (the “Merger”).  As a result of the Merger, every ordinary share of the Registrant outstanding prior to the Merger will be converted into the right to receive an amount of cash equal to $5.62. Accordingly, there will no longer be any outstanding equity securities of the Registrant other than those which will be owned by Harmonic.

        The Registrant intends to file a Form 15 on the date hereof to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’ayin, Israel on the 12 day of March, 2009.

SCOPUS VIDEO NETWORKS LTD. By: /s/ Yaron Simler —————————————— Yaron Simler Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Scopus Video Networks Ltd. has signed this Registration Statement on this 12 day of March, 2009.

SCOPUS VIDEO NETWORKS INC. By: /s/ Yaron Simler —————————————— Yaron Simler

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        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 12 day of March, 2009.

Signature	Title

/s/ Yaron Simler —————————————— Yaron Simler	Chief Executive Officer and Director (principal executive officer)

/s/ Moshe Eisenberg —————————————— Moshe Eisenberg	Chief Financial Officer (principal financial Moshe Eisenberg officer)

/s/ David Mahlab —————————————— David Mahlab	Chairman of the Board of Directors

/s/ Orit Leitman —————————————— Orit Leitman	Director

/s/ Jackie Goren —————————————— Jackie Goren	Director

/s/ Tali Yaron Eldar —————————————— Tali Yaron Eldar	Director

/s/ Moshe Ran —————————————— Moshe Ran	Director

/s/ Alex Hilman —————————————— Alex Hilman	Directors

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